UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2012

PROFIT PLANNERS MANAGEMENT, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	333-142076	90-0450030
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification Number)

350 Madison Avenue, 8th Floor

New York, NY 10017

(Address of Principal Executive Offices)

(646) 416-6802

(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 26, 2012, the board of directors of the Registrant approved a stock dividend payable to the holders of the Registrant’s issued and outstanding common stock, par value $.001 per share (the “Stock Dividend”). Under the terms of the Stock Dividend approved by the board, the holders of the Registrant’s common stock as of September 28, 2012 (the “Record Date”) shall be issued one (1) share of the Registrant’s common stock for each one (1) share owned by such holders on the Record Date. The Stock Dividend shall be effective and payable on October 10, 2012, or on such other date as FINRA’s notice period for corporate actions has been satisfied for the Stock Dividend (the “Payment Date”).

As a result of the Stock Dividend, 25,203,708 shares of the Registrant’s common stock will be issued to the Registrant’s shareholders of record as of the Record Date. Upon the completion of the stock issuance for the Stock Dividend on the Payment Date, the Registrant will have 50,407,416 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Profit Planners Management, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2012

PROFIT PLANNERS MANAGEMENT, INC.

By:	/s/ Wesley Ramjeet
Wesley Ramjeet
Chief Executive Officer